EXHIBIT 99.1

ENDRA Life Sciences Reports Fourth Quarter and Full Year 2023 Financial Results and Provides Business Update

Conference call begins at 4:30 p.m. Eastern time today

ANN ARBOR, Mich. (March 28, 2024) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), today reports financial results for the three months and year ended December 31, 2023 and provides a business update.

Highlights from the fourth quarter of 2023 and recent weeks include:

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Installed first TAEUS system in the UK at King’s College Hospital for clinical evaluation. King's College Hospital NHS Foundation Trust (KCH) in London is one of the leading centers of excellence in the United Kingdom's National Health Service (NHS). KCH will use ENDRA's TAEUS liver system in a clinical study to compare its liver fat assessment accuracy with MRI, the acknowledged research standard. This study is expected to include approximately 75 subjects and is intended to provide essential data to evaluate the TAEUS technology's performance.

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FDA’s review of ENDRA's De Novo request is ongoing. In the third quarter of 2023, ENDRA submitted a De Novo request for its TAEUS liver system to the FDA. In the fourth quarter of 2023, the FDA issued an Additional Information (AI) request to ENDRA. As a result, ENDRA has had several interactions with and provided additional details to the FDA. These efforts have fostered a better understanding of the FDA’s expectations, which ENDRA is working to achieve. ENDRA has confirmed an in-person FDA meeting in the second quarter of 2024.

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Showcased the TAEUS system at key hepatology, endocrinology and radiology medical conferences in the U.S. and Europe. During the fourth quarter and recent weeks, the ENDRA team met with prospective customers, industry leaders and key partners at four major clinical conferences, including The Liver Meeting by the American Association for the Study of Liver Diseases. During The Liver Meeting. ENDRA also hosted an offsite panel discussion with multidisciplinary key opinion leaders in the fields of hepatology, endocrinology and radiology to share their unique perspectives on managing Metabolic Dysfunction-Associated Steatohepatitis (MASH).

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Expanded intellectual property portfolio to 75 issued patents globally. During the fourth quarter of 2023 and recent weeks, ENDRA was issued seven additional patents, including three in the U.S., one in Europe and three in China. The company is actively exploring licensing opportunities in non-core indications to augment the value of its growing intellectual property portfolio.

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New ICD-10-CM code issued, which paves the way for improved NAFLD diagnostics. The International Classification of Diseases, Tenth Revision, Clinical Modification (ICD-10-CM), a global coding system used to indicate a diagnosis for reimbursement purposes and issued by the World Health Organization, included NAFLD under the ICD-10 K76.0 code. This facilitates standardized billing for the diagnosis of NAFLD, is applicable across the U.S., Europe and other regions, and promotes consistency in medical documentation and insurance processes. ENDRA believes the issuance of the ICD-10 K76.0 code specifically for NAFLD measurement represents a significant opportunity for innovation in liver health diagnostics as healthcare providers now have a clearer pathway to integrate advanced diagnostic technologies, including the TAEUS system.

"With the first therapeutic to treat MASH recently approved by the FDA, updated guidelines that include the screening of fatty liver in adults with type 2 diabetes, pre-diabetes and obesity, and new codes that aid reimbursement, there is accelerating momentum in the marketplace for a non-invasive diagnostic tool to assess liver fat like the TAEUS system,” said Francois Michelon, Chairman and Chief Executive Officer of ENDRA. "We continue to collaborate with the FDA and look forward to advancing the regulatory process. In addition, we continue to drive commercial efforts to build awareness of the TAEUS system in Europe. After the recent installation in the UK, we expect the activation of other clinical evaluation sites in Europe and North America this year to bolster data collection and gain traction with potential customers in each of these regions.”

Fourth Quarter 2023 Financial Results

Operating expenses in the fourth quarter of 2023 were $1.5 million, compared with $3.3 million in the fourth quarter in 2022. The decrease was mainly due to lower research and development and general and administrative expenses.

Net loss in the fourth quarter of 2023 was $1.5 million, or $0.17 per share, compared with a net loss of $3.3 million, or $1.04 per share, in the fourth quarter of 2022.

Full Year 2023 Financial Results

Operating expenses in 2023 were $10.5 million, compared with $13.2 million in 2022. The decrease was mainly due to lower research and development and sales and marketing expenses.

Net loss in 2023 was $10.1 million, or $1.58 per share, compared with a net loss of $13.2 million, or $4.56 per share, in 2022.

Cash and cash equivalents were $2.8 million as of December 31, 2023.

Conference Call and Webcast

Management will host a conference call and webcast today at 4:30 p.m. Eastern time to discuss these results, provide an update on recent corporate developments and answer questions.

Participants are encouraged to pre-register for the conference call using this link. Callers who pre-register will receive a unique PIN to gain immediate access to the call and bypass the live operator. Participants may register at any time, including up to and after the start of the call. Those unable to pre-register may participate by dialing (844) 868-8846 (U.S.) or (412) 317-5465 (International).  A webcast of the call can also be accessed at ENDRA’s Investor Relations page and here.

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A telephone replay will be available until April 4, 2024 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and providing the passcode 8041087. A webcast replay will be available beginning approximately one hour after the completion of the live conference call here.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology which characterizes tissue similar to an MRI, but at 1/50th the cost and at the point of patient care. TAEUS® is designed to work in concert with the more than 700,000 ultrasound systems in use globally today. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor steatotic liver disease (SLD) (formerly known as NAFLD-NASH), a chronic liver disease spectrum that affects over two billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: estimates of the timing of future events and anticipated results of its development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches and sales; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; ENDRA’s ability to maintain compliance with Nasdaq listing standards; ENDRA’s dependence on its senior management team; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

ybriggs@lhai.com

[Financial Tables Follow]

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ENDRA Life Sciences Inc.

Condensed Consolidated Balance Sheets

	December 31,	December 31,
Assets	2023	2022
Current Assets
Cash and cash equivalents	$2,833,907	$4,889,098
Prepaid expenses	198,905	490,299
Total Current Assets	3,032,812	5,379,397
Non-Current Assets
Inventory	2,622,865	2,644,717
Fixed assets, net	111,782	235,655
Right of use assets	354,091	505,816
Prepaid expenses, long term	626,610	502,576
Other assets	5,986	5,986
Total Assets	$6,754,146	$9,274,147

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$700,754	$1,523,012
Lease liabilities, current portion	173,857	152,228
Loans	28,484	28,484
Total Current Liabilities	903,095	1,703,724

Long Term Debt
Loans, long term	-	-
Lease liabilities	192,062	365,919
Total Long Term Debt	192,062	365,919

Total Liabilities	1,095,157	2,069,643

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 141.397 shares issued and outstanding	1	1
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Series C Convertible Preferred Stock, $0.0001 par value; 100,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 80,000,000 shares authorized; 10,390,150 and 3,169,103 shares issued and outstanding, respectively	1,039	317
Additional paid in capital	97,582,868	89,068,015
Stock payable	5,233	6,073
Accumulated deficit	(91,930,152)	(81,869,902)
Total Stockholders’ Equity	5,658,989	7,204,504
Total Liabilities and Stockholders’ Equity	$6,754,146	$9,274,147

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ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022
Operating Expenses
Research and development	$5,003,695	$6,554,194
Sales and marketing	820,554	1,429,150
General and administrative	4,696,486	5,174,215
Total operating expenses	10,520,735	13,157,559

Operating loss	(10,520,735)	(13,157,559)

Other Income (Expenses)
Other income (expenses)	460,485	(21,533)
Total other income (expenses)	460,485	(21,533)

Loss from operations before income taxes	(10,060,250)	(13,179,092)

Provision for income taxes	-	-

Net Loss	$(10,060,250)	$(13,179,092)

Net loss per share – basic and diluted	$(1.58)	$(4.56)

Weighted average common shares – basic and diluted	6,363,759	2,891,292

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ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(10,060,250)	$(13,179,092)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	123,726	96,661
Fixed assets write off	24,868	1,391
Inventory reserve	138,045	-
Stock compensation expense including common stock issued for RSUs	996,430	1,199,838
Amortization of right of use assets	151,725	137,597
Changes in operating assets and liabilities:
Decrease in prepaid expenses	167,360	355,128
Increase in inventory	(116,193)	(1,360,139)
Decrease in accounts payable and accrued liabilities	(822,258)	111,575
Decrease in lease liability	(152,228)	(132,330)
Net cash used in operating activities	(9,548,775)	(12,769,371)

Cash Flows from Investing Activities
Purchases of fixed assets	(33,884)	(202,577)
Proceeds from sale of fixed assets	9,163	-
Net cash used in investing activities	(24,721)	(202,577)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	6,483,393	8,399,512
Proceeds from issuance of warrants	20,053	-
Proceeds from warrant exercise	1,014,859	-
Net cash provided by financing activities	7,518,305	8,399,512

Net decrease in cash	(2,055,191)	(4,572,436)

Cash, beginning of year	4,889,098	9,461,534

Cash, end of year	$2,833,907	$4,889,098

Supplemental disclosures of cash items
Interest paid	$44,985	$59,113
Income tax paid	$-	$-

Supplemental disclosures of non-cash items
Stock dividend payable	$840	$7,790
Right of use asset	$354,091	$505,816

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